Exhibit 4.1

NUMBER U-__________		UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS	AROWANA INC.

CUSIP __________

UNITS CONSISTING OF ONE ORDINARY SHARE, ONE RIGHT AND ONE WARRANT

THIS CERTIFIES THAT ______________________________________________________________________________________________

is the owner of _______________________________________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one (1) ordinary share, par value $.0001 per share, of Arowana Inc., a Cayman Islands company (the “Company”), one (1) right (“Right”) and one (1) redeemable warrant (the “Warrants”). Each holder of a Right will receive one-tenth (1/10) of an ordinary share upon the Company’s completion of an initial merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”). Each Warrant entitles the holder to purchase one half (1/2) of one ordinary share for $11.50 per whole share (subject to adjustment as described in the prospectus relating to the Company’s initial public offering (“Prospectus”)) and may only be exercised for a whole number of ordinary shares. Each Warrant will become exercisable commencing on the later of (a) __________ __, 2015 [one year from the date of the final prospectus] and (b) the Company’s completion of a Business Combination and will expire unless exercised before 5:00 p.m., New York City Time, five years after the completion by Company of an initial Business Combination (the “Expiration Date”), or earlier upon redemption. The ordinary shares, Rights and Warrants comprising the Units represented by this certificate are not transferable separately prior to the ninetieth (90th) day after the date of the Prospectus, unless EarlyBirdCapital, Inc. determines that an earlier date is acceptable. The terms of the Rights are governed by a Rights Agreement, dated as of _______, 2014 between the Company and Continental Stock Transfer & Trust Company, as Rights Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. The terms of the Warrants are governed by a Warrant Agreement, dated as of _______, 2014, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Rights Agreement and the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Right holder or Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By

	Chairman	Secretary

Arowana Inc.

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT - _____ Custodian _____
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship	under Uniform Gifts to Minors
	and not as tenants in common	Act ______________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                                                                                                Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                                                                                                                               Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,
PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust account only in the event of the Company’s liquidation upon failure to consummate a business combination within the required time period set forth in the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time (the “Articles”) or if the holder seeks to convert his shares upon consummation of a business combination or in connection with certain amendments to the Company’s Articles. In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.